As filed with the Securities and Exchange Commission on May 9, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BOXLIGHT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	46-4116523
(State or jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

BOXLIGHT CORPORATION

2750 Premiere Parkway, Suite 900

Duluth, Georgia  30097

Phone: (678) 367-0809

(Address, including zip code and telephone number,

including area code, of registrant’s principal executive offices)

Michael Pope

Chief Executive Officer

Boxlight Corporation

2750 Premiere Parkway, Suite 900

Duluth, Georgia 30097

Phone: (678) 367-0809

(Name including zip code and telephone number,

including area code, of agent for service)

With copy to:

Megan J. Penick

Stephen A. Weiss

Michelman & Robinson, LLP

800 Third Avenue, 24th Floor

New York, New York 10022

(212) 730-7700

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT, WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 9, 2022

PROSPECTUS

3,434,103 Shares of Common Stock

underlying a Warrant to Purchase Common Stock

This prospectus relates to the proposed resale, from time to time, by the selling stockholder named in this prospectus or their permitted assigns of up to 3,434,103 shares of our Class A common stock, $0.0001 par value per share, issuable upon exercise of Class A common stock purchase warrants (the “Warrants”).

We are not selling any shares of Class A common stock under this prospectus and will not receive any proceeds from the sale of shares of common stock by the selling security holders. To the extent the Warrants are exercised for cash, if at all, we will receive the exercise price of such Warrants; however, we cannot predict when or if the Warrants will be exercised and it is possible that the Warrants may expire and never be exercised, or they will be exercised cashlessly, in accordance with the terms of the Warrants, in which case we will not receive any cash proceeds. The selling security holder will bear all commissions and discounts, if any, attributable to the sale of the shares of common stock. We will bear all costs, expenses and fees in connection with the registration of the shares of Class A common stock issuable to the selling stockholder upon the exercise of the Warrants.

The shares of Class A common stock may be sold by the selling stockholder to or through underwriters or dealers, directly to purchasers or through agents designated from time to time or through any other means described in tis prospectus. For additional information regarding the methods of sale you should refer to the section of this prospectus entitled “Plan of Distribution” on page 13. Information concerning the selling security holder is set forth under the section of this prospectus entitled “Selling Stockholders” on page 11.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Our Class A common stock is listed on the Nasdaq Capital Market under the symbol “BOXL.” On May 6, 2022, the last reported sale price of our common stock on the Nasdaq Stock Market was $1.07.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 7 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is   May        , 2022.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus may only be used where it is legal to offer and sell shares of our common stock. If it is against the law in any jurisdiction to make an offer to sell these shares, or to solicit an offer from someone to buy these shares, then this prospectus does not apply to any person in that jurisdiction, and no offer or solicitation is made by this prospectus to any such person. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock. Our business, financial condition, results of operations and prospects may have changed since such date. Information contained on our website is not a part of this prospectus.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”). You should read this prospectus and the information and documents incorporated by reference carefully. Such documents contain important information you should consider when making your investment decision. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

The distribution of this prospectus and the sale of the shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the distribution of this prospectus and the sale of the shares outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the shares by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus is accurate as of the date of filing only and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context requires otherwise or unless otherwise indicated, all references to “Boxlight,” “BOXL,” the “Company,” “we,” “us” or “our” refers to Boxlight Corporation.

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PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering, and selected information contained in this elsewhere or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider the more detailed information included in or incorporated by reference into this prospectus, including “Risk Factors” and the financial statements and related notes. Please see the sections titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus. Unless we specify otherwise, all references in this prospectus to “Boxlight” “we,” “our,” “us” and the “Company” refer to Boxlight Corporation. and our subsidiaries.

Company Overview

Boxlight Corporation is seeking to become a world leading innovator and integrator of interactive products and software for schools, education, business, and government interactive spaces. We currently design, produce and distribute interactive displays, collaboration software, supporting accessories and professional services. We also distribute science, technology, engineering, and math (or “STEM”) products, including our robotics and coding system, 3D printing solution and portable science lab. Our products are integrated into our software suite that provides tools for presentation creation and delivery, assessment, and collaboration.

To date, we have generated substantially all of our revenue from the sale of our hardware (primarily consisting of interactive displays) and software to the educational market in the United States and Europe.

We have also implemented a comprehensive plan to reach and maintain profitability both from our core business operations and as a result of making strategic business acquisitions. Highlights of our plan include:

●	Integrating products of the acquired companies and cross training our sales reps to increase their offerings and productivity.

●	Hiring new sales representatives with significant industry experience in their respective territories.

●	Expanding our reseller partner network both in key territories and in new markets, thereby increasing our penetration and reach.

Recent Acquisitions

On December 31, 2021, the Company acquired 100% of the membership interests of FrontRow Calypso, LLC, a Delaware corporation (“FrontRow”), from the FrontRow equity holders, Phonic Ear Inc. and Calypso Systems LLC (the “FrontRow Equityholders”). As consideration for the acquisition, the Company paid the FrontRow Equityholders $34.7 million in cash. Based in Petaluma, California, FrontRow produces technology that improves communication in learning environments, including developing network-based solutions for intercom, paging, bells, mass notification, classroom sound, lesson sharing, AV control and management.

For further information about our acquisition of FrontRow, see our Current Report on Form 8-K dated January 5, 2022.

On March 23, 2021, the Company acquired 100% of the outstanding shares of Interactive Concepts BV, a company incorporated and registered in Belgium and a distributor of interactive technologies (“Interactive”), for total consideration of approximately $3.3 million in cash, common stock and deferred consideration. Interactive has been the Company’s key distributor in Belgium and Luxembourg.

On September 24, 2020, the Company acquired Sahara Presentation Systems PLC, a leader in distributed and manufactured AV solutions (“Sahara”). Headquartered in the United Kingdom, Sahara is a leader in distributed AV products and a manufacturer of multi-award-winning touchscreens and digital signage products under its globally renowned Clevertouch brand. In consideration for the acquisition, the Company paid to the shareholders of Sahara a total purchase price of GBP 74.0 million (approximately USD $94.9 million) in the form of GBP 52.0 million (approximately USD $66.7 million) in cash and GBP 22.0 million (approximately USD $28.2 million) in our Series B convertible preferred stock and our Series C convertible preferred stock.

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For further information about our acquisitions of Interactive Concepts and Sahara, see our Annual Report on Form 10-K for the year ended December 31, 2021 and our Current Report on Form 8-K dated September 25, 2020.

Acquisition Strategy and Challenges

Our growth strategy includes acquiring assets and technologies of companies that have products, technologies, industry specializations or geographic coverage that extend or complement our existing business. The process to undertake a potential acquisition is time-consuming and costly. We expect to expend significant resources to undertake business, financial and legal due diligence on our potential acquisition targets, and there is no guarantee that we will complete any acquisition that we pursue.

We believe we can achieve significant cost-savings by merging the operations of the companies we acquire and after their acquisition leverage the opportunity to reduce costs through the following methods:

●	Staff reductions – consolidating resources, such as accounting, marketing, and human resources.

●	Economies of scale – improved purchasing power with a greater ability to negotiate prices with suppliers.

●	Improved market reach and industry visibility – increase in customer base and entry into new markets.

We pride ourselves in providing industry-leading service and support and have received numerous product awards, including the following:

We pride ourselves in providing industry-leading service and support and have received numerous product awards:

•	In 2021, Boxlight received Tech & Learning's 2021 Awards of Excellence - Best Tools for Back to School, in both Primary and Secondary levels for: MimioConnect® blended learning platform, MimioSTEM solutions, Boxlight-EOS Professional Development Learning Solutions, and our ProColor interactive flat panel. Clevertouch was awarded for Best Business Growth and Corporate Social Responsibility by InAVation Awards and 4 AV Awards for Product, Manufacturer, Distributor, and Channel Team of the Year.

•	In 2020, UX Pro won Collaboration Innovation of the Year from AV News Awards, Best in Show for InfoComm Awards, AvTechnology Europe, and “Best of Show” at ISE. IMPACT Plus won Innovation Design, high-quality, functionality, ergonomics and ecology from Plus X Awards in Germany, Collaboration Innovation from AV News Awards, Best in Show at InfoComm from Tech & Learning magazine, Best at Show at InfoComm from Installation magazine and best at ISE Show from Installation.

•	In 2019, Clevertouch won Interactive Display of the Year at AV Magazine’s AV Awards, Keiba Awards, Best of Show from Installation and best of Show for IMPACT Plus at Best of Show Tech&Learning awards, as well as the Pro Series Technology for Conferencing and Collaboration at the Innovation Awards, and the AV Display Innovation of the Year at the AV News Awards.

•	In 2018, Clevertouch won Best in Show for InfoComm from Tech&Learning magazine and Collaboration Product of the Year for Plus Series, as well as the Collaboration Product of the Year for Pro Series and Marketing Professional of the Year for Adam Kingshott.

•	In 2017, Clevertouch’s Plus Series won Interactive Screen of the year at AV Magazine’s AV Awards. Our MimioStudio with MimioMobile was a BETT Awards finalist in the tools for teaching, learning and assessment area, our Labdisc product was named Best of BETT 2017 for the Tech & Learning award, won the Best in Show at TCEA and our P12 Projector Series won the Tech & Learning best in show award at ISTE in 2017,

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•	In 2016, Clevertouch won Interactive Screen of the Year at AV Magazine’s AV Awards with Plus Series. Our MimioMobile App with Mimio Studio Classroom Software won the 2016 Cool Tool Award and we received the 2016 Award of Excellence for our MimioTeach at the 34th Tech & Learning Awards of Excellence program honoring new and upgraded software.

•	In 2015, Clevertouch won manufacturer of the Year at AV Magazine’s AV Awards.

Since the Company launched its patented interactive projectors in 2007, we have sold them to public schools in the United States and in 49 other countries, as well as to the Department of Defense International Schools, and in approximately 3,000 classrooms in 20 countries, including the Job Corp, the Library of Congress, the Centers for Disease Control and Prevention, the Federal Emergency Management Agency, nine foreign governments and the City of Moscow and numerous Fortune 500 companies, including Verizon, GE Healthcare, PepsiCo, First Energy, ADT, Motorola, First Data and Transocean. In addition, we custom built 4,000 projectors for the Israeli Defense Forces.

The COVID-19 pandemic has had a significant impact on economies worldwide, resulting in workforce and travel restrictions, and supply chain and production disruptions across many sectors. While factors have had a significant impact on our supply chain, the financial performance of our business has actually improved substantially since the pandemic started in 2020, has continued throughout 2021 and into 2022 as demand for our products and solutions in the education, government and corporate sectors increased. Indeed, we believe that COVID-19 has actually accelerated the move toward unified communications, thus creating greater demand for our products and solutions.

Our Portfolio

We currently offer products within the following categories:

•	Front-of-Class Display (Mimio and Clevertouch Brands)

•	Classroom Audio

•	STEM

•	Educational Software & Content (Mimio Connect, Lynx Whiteboard, Oktopus, Mimio Studio)

•	Peripherals and Accessories

•	Professional Development

Boxlight Connected Classroom are permutations of these products coming together to create a holistic integrated solution centered around the teacher and learners within and outside the confines of the physical room.

Recent Developments

Acquisition of FrontRow Calypso, LLC

On December 31, 2021, the Compamny and its wholly owned subsidiary, Boxlight, Inc. (“Boxlight”), consummated the acquisition of 100% of the membership interests of FrontRow Calypso, LLC, a Delaware limited liability company (“FrontRow”). FrontRow was acquired in exchange for payment of $34.7 million to Phonic Ear Inc. and Calypso Systems, LLC, the equity holders of FrontRow (the “Equityholders”). The acquisition occurred pursuant to the terms of a membership interest purchase agreement, dated October 29, 2021 (the “Purchase Agreement”), between the Company, Boxlight, FrontRow and the Equityholders.

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Whitehawk Credit Agreement

In order to finance the acquisition of FrontRow, the Company and substantially all of its direct and indirect subsidiaries, including Boxlight and FrontRow as guarantors, entered into a maximum $68.5 million term loan credit facility, dated December 31, 2021 (the “Credit Agreement”), with Whitehawk Finance LLC, as lender (the “Lender”), and White Hawk Capital Partners, LP, as collateral agent. Under the terms of the Credit Agreement, the Company received an initial term loan of $58.5 million on December 31, 2021 (the “Initial Loan”) and was provided with a subsequent delayed draw facility of up to $10 million that may be provided for additional working capital purposes under certain conditions (the “Delayed Draw”). The Initial Loan and Delayed Draw are collectively referred to as the “Term Loans.” The proceeds of the Initial Loan were used to finance the Company’s acquisition of FrontRow, pay off all indebtedness owed to our existing lenders, Sallyport Commercial Finance, LLC and Lind Global Asset Management, LLC, pay related fees and transaction costs, and provide working capital. Of the Initial Loan, $8.5 million was subject to repayment on February 28, 2022, with quarterly interest payments commencing March 31, 2022 and the $50.0 million remaining balance plus any Delayed Draw loans becoming due and payable in full on December 31, 2025. The Term Loans will bear interest at the LIBOR rate plus 10.75%; provided that after June 30, 2022, if the Company’s Senior Leverage Ratio (as defined in the Credit Agreement) is less than 2.25, the interest rate would be reduced to LIBOR plus 10.25%. Such terms are subject to the Company maintaining a borrowing base in terms compliant with the Credit Agreement.

In conjunction with our receipt of the Initial Loan, we issued to the Lender (i) 528,169 shares of Class A common stock (the “Shares”), which Shares were registered pursuant to our existing shelf registration statement on Form S-3 (SEC File No. 3330239939) on January 5, 2022, (ii) a warrant to purchase 2,043,291 shares of Class A common stock (subject to increase to the extent of 3% of any Series B and Series C convertible preferred stock converted into Class A common stock), exercisable at $2.00 per share (the “Warrant”), which Warrant is subject to adjustment on March 31, 2022 with respect to its exercise price based on the arithmetic volume weighted average prices for the 30 trading days prior to March 31, 2022, in the event our stock is then trading below $2.00 per share and certain customary anti-dilution adjustments, (iii) a 3% fee of $1,800,000, (iv) a $500,000 original issue discount and $50,000 in agency fees, and (v) certain costs related to entering into the Credit Agreement and closing on the Initial Loan. In addition, we have agreed to register for resale the shares issuable upon exercise of the Warrant. Effective March 31, 2022, the exercise price of the Warrant was adjusted to $1.19 and the total number of shares of Class A common stock issuable upon exercise of the Warrant was increased to 3,434,103 shares in accordance with its terms.

The Company was unable to repay $8.5 million of the Initial Loan on February 28, 2022. Following the Company’s receipt on March 29, 2022 of a Notice of Events of Default and Reservation of Rights (the “Notice”) described below, on April 4, 2022, the Company, the Lender and the Collateral Agent amended the Credit Agreement. The principal elements of the amendment included (a) an extension of time for the Loan Parties to repay $8.5 million of the principal amount of the Initial Loan from February 28, 2022 to February 28, 2023, and (b) forbearance on $3,500,000 of over advances to grant the Loan Parties until May 16, 2022 to allow the Company to come into compliance with the borrowing base requirements set forth in the Credit Agreement. In such connection, the Loan Parties have obtained credit insurance on certain key customers whose principal offices are located in the European Union and Australia as their accounts owed to the Loan Parties had previously been deemed ineligible for inclusion in the borrowing base calculation primarily due to the perceived inability of the Collateral Agent to enforce security interests on such accounts.

In addition, the Lender and Collateral Agent agreed to (i) reduce, through June 30, 2022, the minimum cash reserve requirement for the Loan Parties, (ii) reduce the interest rate by 50 basis points (to 9.75%) after delivery of the Loan Parties’ June 30, 2023 financial statements, subject to the Loan Parties maintaining 1.75 EBITDA coverage ratio, and (iii) waive all prior Events of Default under the Credit Agreement.

The preceding summary is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 to our Current Report on Form 8-K, dated January 5, 2022, and incorporated herein by reference, and the amendment to the Credit Agreement, which is filed as Exhibit 10.1 to our Current Report on Form 8-K, dated April 4, 2022, and incorporated herein by reference.

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Summary Risk Factors

Some of the factors that could materially and adversely affect our business, financial condition, results of operations and cash flows include, but are not limited to, the following:

•	our inability to predict or anticipate the duration or adapt to the long-term economic and business consequences related to the ongoing conflict between Russia and the Ukraine, as well as the ongoing COVID-19 pandemic;

•	our inability to predict or adapt to the unstable market and economic conditions of the global economy;

•	our ability to continue to attract and retain customers;

•	our ability to sell additional products and services to customers;

•	our ability to raise funds in a timely fashion and successfully manage cash flow needs and financing plans;

•	our ability to successfully maintain a competitive position in our industry and market;

•	our ability to manage our business and sell our products within a changing and evolving industry environment;

•	our ability to locate and leverage potential growth opportunities;

•	our ability to achieve expected technological advances by us or by third parties and our ability to leverage them;

•	our ability to integrate our business acquisitions fully and successfully into Boxlight’s existing business and platform;

•	the effects of future regulation; and

•	our ability to protect and monetize our intellectual property.

For additional discussion of risk factors that may affect our business, see “Risk Factors” on page 7 of this prospectus.

Corporate Information

We are a Nevada corporation. Our principal executive/administrative offices are located at 2750 Premiere Parkway, Suite 900, Duluth, Georgia 30097, and our telephone number is (678) 367-0809. Our website address is https://www.boxlight.com. Information on or accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

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The Offering

Securities we are offering	3,434,103 shares of Class A common stock issuable upon exercise of an outstanding Warrant.

Shares of Class A Common stock outstanding before this offering (1)	65,682,688 shares of Class A common stock.

Shares of Class A Common stock outstanding after this offering, assuming exercise of the Warrant (1)	69,116,791 shares of Class A common stock.

Use of proceeds	While we may receive some proceeds from the selling stockholder’s exercise of the Warrant (which may also be exercised cashlessly), we will not receive any proceeds from the shares of Class A common stock underlying the Warrant offered under this prospectus. For further information, see the “Use of Proceeds” section below.

Nasdaq Capital Market Listing Symbol	“BOXL”

Risk factors	See “Risk Factors” as well as other information included or incorporated by reference in this prospectus beginning on page 7 for a discussion of factors you should carefully consider before deciding to invest in our Class A common stock.

(1)	The number of shares of our Class A common stock outstanding excludes:

●	8,264,583 shares of Class A common stock issuable upon exercise of options and restricted stock units granted under Amendment No. 2 to the Boxlight Corporation 2014 Stock Incentive Plan (the “Plan”) and the Boxlight Corporation 2020 Incentive Plan, of which 2,939,869 shares were exercisable as of March 31, 2022 and 3,055,855 additional shares are reserved for issuance thereunder; and

●	70,000 shares of Class A common stock issuable upon exercise of outstanding warrants with exercise prices of $0.70 per share, of which 60,000 shares were exercisable as of March 31, 2022.

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RISK FACTORS

An investment in our securities involves a number of risks. Before deciding to invest in our securities, you should carefully consider the risks described herein and discussed under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2021, as well as any subsequently filed Quarterly Report on Form 10-Q, which reports incorporated by reference in this prospectus, together with the other information in this prospectus, and the information and documents incorporated by reference herein. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. The risks described in the documents referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements include, but are not limited to, statements contained in this prospectus relating to our business strategy, our future operating results and liquidity and capital resources outlook. You should not place undue reliance on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect our results. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. No forward-looking statement is a guarantee of future performance. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. You should read this prospectus and the documents that we reference herein and have filed as exhibits hereto with the Securities and Exchange Commission, or the SEC, with the understanding that our actual future results and circumstances may be materially different from what we expect.

Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, market acceptance of our products; our ability to protect our intellectual property rights; the impact of any infringement actions or other litigation brought against us; competition from other providers and products; our ability to develop and commercialize new and improved products and services; our ability to complete capital raising transactions; and other factors (including the risks contained in the section of this prospectus entitled “Risk Factors”) relating to our industry, our operations and results of operations. Actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Forward-looking statements include statements concerning the following:

●	our possible or assumed future results of operations;

●	our business strategies;

●	our ability to attract and retain customers;

●	our ability to sell additional products and services to customers;

●	our cash needs and financing plans;

●	our competitive position;

●	our industry environment;

●	our potential growth opportunities;

●	expected technological advances by us or by third parties and our ability to leverage them;

●	our inability to predict or anticipate the duration or long-term economic and business consequences of the ongoing COVID-19 pandemic;

●	our inability to predict either the short or long-term economic effects of the ongoing war between Russia and the Ukraine, and the effects that the war may have on supply chains in the near or longer-term;

●	the effects of future regulation; and

●	our ability to protect or monetize our intellectual property.

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Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

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USE OF PROCEEDS

All of the shares of our Class A common stock offered by this prospectus are being registered for the account of the selling stockholder. We will not receive any of the proceeds from the sale of these shares. We have agreed to pay all costs, expenses and fees relating to the registration of the shares of our common stock covered by this prospectus. The selling stockholder will bear all commissions and discounts, if any, attributable to the sale of the shares.

We may, however, receive cash proceeds equal to the exercise price of the Warrants that the selling stockholder may exercise, to the extent any such Warrants are exercised for cash. We expect to use any proceeds received by us from the cash exercise of these Warrants for general corporate purposes.

We cannot predict when or if these Warrants will be exercised, and it is possible that these Warrants may expire and never be exercised. The Warrants are exercisable under certain circumstances on a cashless basis and if the Warrants are exercised on a cashless basis we will not receive any proceeds from the exercise of the Warrants. As a result, we may never receive meaningful, or any, cash proceeds from the exercise of these Warrants, and we cannot plan on any specific uses of any proceeds we may receive beyond the purposes described herein.

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SELLING STOCKHOLDER

This prospectus covers the sale from time to time by the selling stockholder or by any of its pledgees, donees, transferees or other successors-in-interest of up to an aggregate of 3,434,103 shares of Class A common stock issuable upon exercise of a warrant (the “Warrant”). As used in this prospectus, the term “selling stockholder” includes the selling stockholder identified below and any donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from the selling stockholder as a gift, pledge or other non-sale related transfer.

The Warrant was issued to the selling stockholder, Whitehawk Finance, LLC, a Delaware limited lability company (“Whitehawk”), in conjunction with our entry into a $58.5 million credit agreement (the “Credit Agreement”) with Whitehawk and its affiliates on December 31, 2021. The Warrant is exercisable for $1.19 per share, subject to certain customary anti-dilution adjustments, expires on December 31, 2026, and is subject to certain registration rights, pursuant to which we agreed to file a registration statement with the SEC to register for resale by Whitehawk the shares of our Class A common stock issuable upon exercise of this Warrant. We are required to use reasonable best efforts to have such registration statement declared effective by the SEC as soon as practicable after the filing thereof. In accordance with our agreement with Whitehawk, we are obligated to obtain effectiveness of this registration statement by no later than July 31, 2022, or as late as August 15, 2022, in the event this registration statement is subject to SEC review.

The table below lists the selling stockholder and other information regarding the beneficial ownership of the shares of Class A common stock held by the selling stockholder. The second column lists the number of shares of Class A common stock beneficially owned by the selling stockholder based on its ownership of shares of Class A common stock and Warrants as of May 6, 2022.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. The percentages set forth below are based on 65,682,688 shares of Class A common stock outstanding as of May 6, 2022. Neither the selling stockholder nor any of their respective affiliates has held a position or office, or had any other material relationship, with us or any of our predecessors or affiliates. Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and Rule 13d-3 thereunder.

The shares of Class A common stock being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the accounts of the selling stockholder listed below or by any of its pledgees, donees, transferees or other successors-in-interest.

Name of	Shares of Common Stock Beneficially Owned Prior to		Maximum Number of shares of Common Stock to be Sold Pursuant to this	Shares of Common Stock Beneficially Owned After Offering(1)
Beneficial Owner	Offering		Prospectus	Number	Percentage
Whitehawk Capital Finance, LLC	3,962,264	(1)	3,434,103	528,161	*	%

(*)	Indicates beneficial ownership of less than 1%. (1) Consists of 528,161 shares of Class A common stock and a warrant to purchase 3,434,103 shares of Class A common stock.

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Transfer Agent and Registrar

The transfer agent and registrar for our common stock is V Stock Transfer LLC.

Listing

The shares of our common stock are listed on The Nasdaq Capital Market under the symbol “BOXL.” On May 6, 2022, our last reported sale price per share for our common stock as reported on The Nasdaq Capital Market was $1.07.

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PLAN OF DISTRIBUTION

The selling stockholder may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Class A common stock or interests in shares of Class A common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholder may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	directly to one or more purchasers;

•	through agents;

•	through one or more underwriters on a firm commitment or best-efforts basis;

•	transactions in which a broker-dealer solicits purchasers on a best efforts basis;

•	a combination of any such methods of sale; and

•	any other method permitted by law.

The selling stockholder may, from time to time, pledge or grant a security interest in some or all of the shares of Class A common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Class A common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholder also may transfer the shares of Class A common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholder may also sell shares of our Class A common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The aggregate proceeds to the selling stockholder from the sale of the Class A common stock offered by them will be the purchase price of the Class A common stock less discounts or commissions, if any. The selling stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of Class A common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholder may also resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholder and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. The selling stockholder will be subject to the prospectus delivery requirements of the Securities Act, unless an exemption therefrom is available.

In order to comply with the securities laws of some states, if applicable, the Class A common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Class A common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholder and its affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholder for the purpose of satisfying any prospectus delivery requirements of the Securities Act. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We will pay all expenses of the registration of the shares of common stock. The selling stockholder will pay any and all of their respective underwriting discounts and selling commissions.

We have agreed with the Selling Stockholder to keep the registration statement of which this prospectus constitutes a part effective until such time as all of the shares of Class A common stock issuable upon exercise of the Warrant covered by this prospectus have been sold or disposed of pursuant to and in accordance with the registration statement.

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LEGAL MATTERS

The legality of the securities offered hereby has been passed on for us by Michelman & Robinson, LLP, Los Angeles, California and New York, New York.

EXPERTS

The consolidated financial statements as of and for the years ended December 31, 2021 and 2020 incorporated by reference in this Registration Statement on Form S-3 have been so incorporated in reliance on the report of Dixon Hughes Goodman LLP, an independent registered public accounting firm which prepared the report for the years ended December 31, 2021 and 2020, which is also incorporated by reference, given on the authority of said firm as an expert in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file quarterly and current reports, proxy statements, and other information with the SEC. The SEC maintains a website that contains these reports, proxy and information statements, and other information we file electronically with the SEC. Our filings are available free of charge at the SEC’s website at www.sec.gov.

You can obtain copies of any of the documents incorporated by reference in this prospectus from us, or as described above, through the SEC’s website. Documents incorporated by reference are available from us, without charge, excluding all exhibits unless specifically incorporated by reference in the documents. You may obtain documents incorporated by reference in this prospectus by writing to us at the following address Boxlight Corporation, 2750 Premiere Parkway, Suite 900, Duluth, GA 30097, by emailing us at investor.relations@boxlight.com, or by calling us at (678) 367-0809. We also maintain a website, https://investors.boxlight.com/financial-information/sec-filings/default.aspx, through which you can obtain copies of the documents that we have filed with the SEC. We use our website as a channel of distribution for material company information. Important information, including financial information, analyst presentations, financial news releases, and other material information about us is routinely posted on and accessible at https://investors.boxlight.com/corporate-profile/default.aspx. The information set forth on, or accessible from, our website is not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. Therefore, before you decide to invest in the shares of common stock offered by this prospectus, you should always check for reports we may have filed with the SEC after the date of this prospectus. The following documents previously filed with the SEC are incorporated by reference in this prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on April 13, 2022;

●	our Current Reports on Form 8-K (other than information furnished rather than filed) as filed with the SEC on January 5, 2022, February 18, 2022, March 17, 2022, March 17, 2022, April 4, 2022 and April 11, 2022;

●	the description of our common stock contained in our Registration Statement on Form 8-A/A, filed with the SEC on November 17, 2015, including any amendments or reports filed for the purpose of updating such description.

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All future documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than portions of these documents that are deemed to have been furnished and not filed in accordance with SEC rules, including current reports on Form 8-K furnished under Item 2.02 and Item 7.01 and any exhibits related thereto furnished under Item 9.01, unless such Form 8-K expressly provides to the contrary) after the date of the initial filing of the registration statement and prior to effectiveness of the registration statement and after the date of this prospectus and prior to termination of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We undertake to provide without charge to any person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You should direct requests for documents to us at the following address: 2750 Premier Parkway, suite 900, Duluth, GA 30097, Attention: Investor Relations, by emailing us at investor.relations@boxlight.com, or by calling us at 866-972-1549.

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3,434,103 Shares

of

Class A Common Stock

 ___________________

PROSPECTUS

___________________

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses that will be paid by us in connection with the securities being registered. With the exception of the SEC registration fee, all amounts shown are estimates:

SEC Registration Fee	$379.00
Legal Fees and Expenses	5,000.00
Accounting Fees and Expenses	7,000.00
Miscellaneous Expenses	-
TOTAL	$12,379.00

Item 15. Indemnification of Directors and Officers.

We are a Nevada corporation and, accordingly, we are subject to the corporate laws under the Nevada Revised Statutes. Article 9 of our Amended and Restated Articles of Incorporation, Article 8 of our by-laws and the Nevada Revised Business Statutes, contain indemnification provisions.

Our Amended and Restated Articles of Incorporation provide that we will indemnify, in accordance with our by-laws and to the fullest extent permitted by the Nevada Revised Statutes or any other applicable laws, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including an action by or in the right of the corporation, by reason of such person acting as a director or officer of the corporation or any of its subsidiaries against any liability or expense actually and reasonably incurred by such person. We will be required to indemnify an officer or director in connection with an action, suit or proceedings initiated by such person only if (i) such action, suit or proceeding was authorized by the Board and (ii) the indemnification does not relate to any liability arising under Section 16(b) of the Exchange Act, as amended, or rules or regulations promulgated thereunder. Such indemnification is not exclusive of any other right to indemnification provided by law or otherwise. Indemnification shall include payment by us of expenses in defending an action or proceeding in advance of final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it’s ultimately determined that such person is not entitled to indemnification.

We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Please read “Item 17. Undertakings” for more information on the SEC’s position regarding such indemnification provisions.

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Item 16. Exhibits and Financial Statement Schedules.

The exhibits filed with this registration statement or incorporated by reference from other filings are as follows:

Exhibits

Exhibit No.	Description of Exhibit

4.1	Form of Warrant, dated December 31, 2021, issued to Whitehawk Finance LLC (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed January 5, 2022).

10.1	Credit Agreement dated December 31, 2021, between Boxlight Corporation, its subsidiaries, Whitehawk Finance LLC., and White Hawk Capital Partners, LP (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed January 5, 2022).

10.2	Amendment to Credit Agreement, dated April 4, 2022, between Boxlight Corporation, its subsidiaries, Whitehawk Finance LLC and White Hawk Capital Partners, LP (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed April 4, 2022).

5.1	Opinion of Michelman & Robinson LLP.

23.1	Consent of Michelman & Robinson LLP (included in Exhibit 5.1).

23.2	Consent of Dixon Hughes Goodman LLP.

23.3	Consent of Dixon Hughes Goodman LLP.

24.1	Power of Attorney (included on the signature page hereof).

107	Filing fee table.

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Item 17. Undertaking

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price, set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of 314 securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 the registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Duluth, of the State of Georgia, on this 9th day of May 2022.

BOXLIGHT CORPORATION

By:	/s/ Michael Pope
Michael Pope
Chief Executive Officer
(Principal Executive Officer)

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints James Mark Elliott, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective on filing pursuant to Rule 462(b) promulgated under the Securities Act and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of the, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Pope	Chief Executive Officer and Chairman of the Board	May 9, 2022
Michael Pope	(Principal Executive Officer)

/s/ Patrick Foley	Chief Financial Officer	May 9, 2022
Takesha Brown	(Principal Financial and Accounting Officer)

/s/ James Mark Elliot	Director	May 9, 2022
James Mark Elliot

/s/ Tiffany Kuo	Director	May 9, 2022
Tiffany Kuo

/s/ Dale Strang	Director	May 9, 2022
Dale Strang

/s/ Rudolph Crew	Director	May 9, 2022
Rudolph Crew

/s/ R. Wayne Jackson	Director	May 9, 2022
R. Wayne Jackson

/s/ Charles P. Amos	Director	May 9, 2022
Charles P. Amos

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